EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 333-130273) pertaining to the IBERIABANK Corporation 2005 Stock Incentive Plan;

Registration Statement (Form S-8 No. 333-151754) pertaining to the IBERIABANK Corporation 2008 Incentive Compensation Plan;

Registration Statement (Form S-8 No. 333-165877) pertaining to the IBERIABANK Corporation 2010 Stock Incentive Plan;

Registration Statement (Form S-8 No. 333-174717) pertaining to the IBERIABANK Corporation Amended and Restated 2010 Stock Incentive Plan;

Registration Statement (Form S-8 No. 333-174719) pertaining to the OMNI BANCSHARES, Inc. Amended and Restated Performance and Equity Incentive Plan of IBERIABANK Corporation;

Registration Statement (Form S-8 No. 333-183220) pertaining to the Florida Gulf Bancorp, Inc. Officers’ and Employees’ Stock Option Plan of IBERIABANK Corporation;

Registration Statement (Form S-8 No. 333-184943) pertaining to the IBERIABANK Corporation Deferred Compensation Plan;
Registration Statement (Form S-8 No. 333-198040) pertaining to the IBERIABANK Corporation Retirement Savings Plan;

Registration Statement (Form S-8 No. 333-198041) pertaining to the IBERIABANK Corporation Amended and Restated 2010 Stock Incentive Plan;

Registration Statement (Form S-8 No. 333-211713) pertaining to the IBERIABANK Corporation 2016 Stock Incentive Plan; and

Registration Statement (Form S-3 No. 333-202489) of IBERIABANK Corporation.

of our reports dated February 23, 2018, with respect to the consolidated financial statements of IBERIABANK Corporation and subsidiaries, and the effectiveness of internal control over financial reporting of IBERIABANK Corporation and subsidiaries incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP
New Orleans, Louisiana
February 23, 2018